Exhibit 99.B(g)(1)(xiii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 15

to the

Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective November 21, 2022.

RECITALS

1.	The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as subsequently amended (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to add new riders issued by the Ceding Company.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1. Effective November 21, 2022, Lincoln ProtectedPay Secure CoreSM, Lincoln ProtectedPay Select CoreSM, Lincoln ProtectedPay Secure PlusSM, Lincoln ProtectedPay Secure MaxSM, Lincoln ProtectedPay Select PlusSM, and Lincoln ProtectedPay Select MaxSM shall be added to Schedules A and C.

2. The Ceding Company and the Reinsurer agree that Schedules A and C of the Agreement shall be replaced in their entirety with Schedules A and C attached hereto. All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED		THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	[REDACTED	By:	[REDACTED

Name:	Brandy Ness	Name:	William A. Panyard

Title:	Vice President	Title:	Assistant Vice President

Date:	September 28, 2022	Date:	September 28, 2022

SCHEDULE A

Reinsurance of Guaranteed Benefits (“GB”)

Effective November 21, 2022

Each contract listed in Schedule B contains one or more GB. GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Death Benefit Riders
Guarantee of Principal Death Benefit Rider*	32148
Enhanced Guaranteed Minimum Death Benefit Rider*	32149
5% Step-Up Death Benefit Rider*	32150
7 Year Ratchet Death Benefit on American Legacy I & II*	- -
Estate Enhancement Death Benefit Rider*	32151

Highest Anniversary Death Benefit Rider eff. 1/9/17*	AR-593

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	ICC16-32148

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	32148 (9-16)

Earnings Optimizer Death Benefit Rider eff. 11/16/15	AR-590

American Legacy® Target Date Income
Guarantee of Principal Death Benefit (GOP/ROP) eff. 1/21/20*	32148 (9-16)

Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider	I4LA-Q
Variable Annuity Payment Option Rider	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) eff. 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) eff. 7/2/12	AR-547 (3-12)

4LATER® Select Advantage
Guaranteed Income Later Rider effective 1/9/17	AR-547 (3-12)
Guaranteed Income Later Rider effective 6/11/18	AR-547 (03/18)

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512
Variable Annuity Living Benefits Rider (LINC Plus)*	AR-512P

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 4/2/12
Variable Annuity Living Benefits Rider eff. 4/2/12*	AR-529
Variable Annuity Guarantee Income Benefit (NY version)	AR-529
Variable Annuity Living Benefits Rider eff. 1/20/15	AR-566

Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Market Select ® Advantage
Variable Annuity Living Benefits Rider eff. 10/5/15	AR-587
Variable Annuity Living Benefits Rider eff. 5/16/16	AR-591
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Long-TermCareSMAdvantage Rider
Long-Term Care Coverage Endorsement	AE-517
Long-Term Care Benefits Rider	AR-518, AR-519

Core Income Benefit – eff. 2/21/17	AR-592

Lincoln Max 6 SelectSM Advantage – eff. 5/22/17	AR-600

Lincoln IRA Income PlusSM – eff. 1/14/19*	AR-600

Lincoln Wealth PassSM – eff. 9/16/19*	AR-623

Target Date Income Benefit – eff. 1/21/20*	AR-634

Lincoln PathBuilder Income® IRA/ Lincoln PathBuilder Income® IRA - Advisory
Variable Annuity Living Benefits Rider	22AR-693
Variable Annuity Living Benefits Rider	22AR-694

Lincoln ProtectedPaySM
Lincoln ProtectedPay Secure CoreSM	22AR-700
Lincoln ProtectedPay Select CoreSM	22AR-700
Lincoln ProtectedPay Secure PlusSM	22AR-701
Lincoln ProtectedPay Secure MaxSM	22AR-701
Lincoln ProtectedPay Select PlusSM	22AR-701
Lincoln ProtectedPay Select MaxSM	22AR-701

* issued by Ceding Company only

SCHEDULE C

PREMIUM RATE SCHEDULE

Effective November 21, 2022

Initial Reinsurance Premium:

The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement. For all business the Ceding Company assumes from Lincoln Life & Annuity of New York, the Initial Reinsurance Premium shall equal the Treaty Reserves less an adjustment reflecting the anticipated future profitability on the business assumed by the Ceding Company effective January 1, 2010. For all business issued by the Ceding Company after the Agreement’s Effective Date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:

Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate:

Effective Date of Coverage	7/1/2003	7/26/2004 (B-Share)	After 7/1/2003
Type of Benefit	Contracts Issued Prior to 7/1/2003	Contracts Issued Prior to 7/1/2003	Contracts Issued After 6/30/2003	All Contracts
GMDB Type	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge Annual Rate	Applied to
Guarantee of Principal Death Benefit – Employer VA	v	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit – Individual VA	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Enhanced Guaranteed Minimum Death Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Enhanced Guaranteed Minimum Death Benefit with 5% Rollup	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
5% Step-Up Death Benefit (Accru Contracts)	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Legacy I and II with 7 Yr Ratchet Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Estate Enhancement Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Estate Enhancement Benefit with 5% Rollup	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value

GMDB Type		Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Earnings Optimizer Death Benefit Rider		Riders effective after 11/16/15	[REDACTED]	[REDACTED]	Greater of: • Account Value • Sum of all purchase payments adjusted pro-rata for withdrawals*
[REDACTED]
Highest Anniversary Death Benefit Rider	Highest Anniversary Component	Riders effective on or after 1/9/17	[REDACTED]	[REDACTED]	Highest Anniversary Value
	Guarantee of Principal Component	Riders effective on or after 1/9/17	[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit		Riders effective after 1/9/17	[REDACTED]	[REDACTED]	Account Value
[REDACTED]
Guarantee of Principal Death Benefit – Target Date Income VA		Riders effective on or after 1/21/2020	[REDACTED]	[REDACTED]	Account Value

Type of Benefit
LTC Type	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Long-Term Care Benefit Rider AE-517, AR-518 and AR-519 Accelerated Benefit	Riders effective after 4/1/2011	[REDACTED]	[REDACTED]	Guaranteed Amount (#)
[REDACTED]

Type of Benefit
GLB Type	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Lincoln SmartSecurity Advantage – 5 Yr Optional Reset	All In Force Riders effective prior to 5/15/2004	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	All In Force Riders effective or reset on or after 5/15/2004	[REDACTED]	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset - Single Life	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)

Option with Lifetime Withdrawals	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]

Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset – Joint Life Option with Lifetime Withdrawals	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]
4LATER Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
4LATER Advantage (Managed Risk) (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
4LATER® Select Advantage (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Guaranteed Income Benefit on i4Life	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Increasing Guaranteed Income Benefit	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Annual Step-Up Guaranteed Income Benefit	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Lincoln Lifetime Income Advantage	All Riders	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
Lincoln Lifetime Income Advantage Plus	All Riders	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
Lincoln Lifetime Income Advantage 2.0 (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Guaranteed Income Benefit on i4Life (AR-528 only)	All Riders	[REDACTED]	[REDACTED]	Variable Account Value
i4LIFE®Advantage with Guaranteed Income Benefit (Managed Risk)	All Riders	[REDACTED]	[REDACTED]	Variable Account Value
Lincoln Market Select ® Advantage (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for

GIB step-ups)
Core Income Benefit	All Riders	[REDACTED]	[REDACTED]	Greater of: • Deposits (adjusted for excess withdrawals) • Contract Value
Lincoln Max 6 SelectSM Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
Lincoln IRA Income PlusSM Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
Lincoln Wealth PassSM	All Riders	[REDACTED]	[REDACTED]	Rider Charge Base (#)
Target Date Income Benefit	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)
Lincoln ProtectedPay Secure CoreSM (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#) or for transitioning to i4LIFE greater of Protected Income Base or Account value prior to transition (increased for GIB step-ups)
Lincoln ProtectedPay Select CoreSM (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#) or for transitioning to i4LIFE greater of Protected Income Base or Account value prior to transition (increased for GIB step-ups)
Lincoln ProtectedPay Secure PlusSM	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)
Lincoln ProtectedPay Secure MaxSM	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)
Lincoln ProtectedPay Select PlusSM	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)
Lincoln ProtectedPay Select MaxSM	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)
Lincoln PathBuilder Income® IRA/ Lincoln PathBuilder Income® IRA – Advisory Variable Annuity Living Benefits Rider	All Riders	[REDACTED]	[REDACTED]	Income Base (#)

(#) Guaranteed Benefit, Guaranteed Amount, Current Income Base, Rider Charge Base, and Protected Income Base are as calculated by the terms of the applicable riders

(*) Excludes i4LIFE® Advantage payments

(**) [REDACTED]

Reinsurance premium shall step up to the current charge for any Policy that resets for all benefits except for Lincoln Market Select® Advantage contracts issued with policy form AR-587.

Use of all riders listed above is subject to state approval.

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):

EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

Monthly Payment of Reinsurance Premium:

[REDACTED]